Exhibit 99.1

FOR IMMEDIATE RELEASE

Regen Therapy Partners with Stealth Health to Bring Specialized
Telemedicine Services and Longevity Programs to 3,000 Clinics—Powered by an

Exclusive Scientific and Biologics Strategic Collaboration with ZEO ScientifiX (OTCQB: ZEOX)

Regen Therapy’s 24,000-practitioner network will unlock a fully integrated care ecosystem—featuring Stealth Health’s licensed prescriber team and specialized therapies, Metabolic Code®-driven longevity programs and ZEO ScientifiX’s advanced biologic offerings—delivered through a white-label telemedicine platform embedded directly into clinical practice.

DAVIE, FL – April 9, 2026 – ZEO ScientifiX, Inc. (OTCQB: ZEOX) (“ZEO” or the “Company”), a clinical-stage biotechnology company, today announced it has entered into a memorandum of understanding (“MOU”) with Regen Therapy, for the establishment of an exclusive scientific and biologics strategic collaboration, pursuant to which ZEO is positioned as the core supplier of advanced biologic therapeutics underpinning the next-generation of regenerative product offerings on Regen Therapy’s platform. In parallel, Regen Therapy has entered into a strategic partnership with Stealth Health to bring scalable, white-label telemedicine and longevity services to its network of more than 3,000 clinics and 24,000 practitioners across the U.S. Together, these collaborations create a vertically integrated ecosystem—combining clinical delivery, telemedicine infrastructure, and scientifically advanced biologic product development—to enable clinics to deliver comprehensive, data-driven longevity and regenerative care at scale.

The collaboration with Stealth Health will enable participating clinics to integrate a licensed prescriber network, pharmacy fulfillment infrastructure, and telemedicine platform directly into their existing operations—allowing them to offer physician-guided consultations, compounded medications, hormone replacement therapy, GLP-1 weight management programs, therapeutic peptides, and broader longevity protocols without building in-house capabilities.

“Regen Therapy has built one of the most clinically credible networks in regenerative medicine, and the clinics in their ecosystem are hungry for ways to serve their patients better,” said Matthew Mazzuca, CEO and Co-Founder of Stealth Health. “Our platform gives those clinics instant access to our prescriber network, our pharmacy fulfillment infrastructure, and a full menu of longevity-focused services their patients are already asking for—all delivered under the clinic’s own brand. This is how longevity medicine scales: by empowering the clinics that are already on the front lines.”

Complementing this infrastructure, the MOU contemplates that ZEO ScientifiX will serve as Regen Therapy’s exclusive partner for biologic research, development, and manufacturing of biologic therapeutics to be incorporated into Regen’s platform. ZEO’s expertise in extracellular vesicle biology, perinatal-derived therapeutics, and acellular signaling technologies will support the development and supply of advanced regenerative products incorporated into Regen’s expanding clinical platform. This relationship reflects Regen’s commitment to scientific rigor, product innovation, and scalable clinical outcomes.

“For ZEO ScientifiX, the strategic collaboration represents both validation of its commitment to research and product development and an opportunity to play a central role in a rapidly expanding clinical network expected to be a major force in the U.S. regenerative medicine market.” said Ian Bothwell, Chief Executive Officer of ZEO ScientifiX. “By aligning with Regen Therapy’s platform, we believe ZEO’s innovative therapeutics can be translated more efficiently into real-world clinical applications.”

Positioned as an extension of brick-and-mortar care, the model allows clinics to expand into high-demand, specialized services while Stealth Health manages clinical oversight, prescription workflows, and fulfillment, and ZEO ensures consistent, high-quality biologic product availability through cGMP-compliant processes. The turnkey approach removes regulatory and operational barriers while introducing a new level of scientific depth to clinical offerings.

Central to the platform is integration with the Metabolic Code® system, a precision health platform founded by James LaValle, RPh, CCN. Utilizing a proprietary 40,000-point Bayesian model, the platform delivers individualized health assessments and care plans by identifying imbalances across five key physiological networks, known as TRIADS™. The system, already adopted by organizations including LIFE TIME, enables clinics to introduce data-driven longevity programming as part of a fully managed patient experience.

“The future of longevity medicine is personalized, data-driven, and accessible—and it starts inside the clinic,” said James LaValle, clinical pharmacist, Founder of Metabolic Code®, Co-Chair of the American Academy of Anti-Aging Medicine, Chair of the International Peptide Society, and Chief Science Officer at LIFE TIME. “When you combine the clinical depth of Metabolic Code’s assessment platform with Regen Therapy’s clinic network and Stealth Health’s prescriber infrastructure, you give practitioners the ability to deliver precision longevity care to their patients at a scale that hasn’t been possible until now.”

“What we are seeking to build is not a single therapy, but a new clinical architecture for how regenerative medicine is delivered,” said George C. Shapiro, MD, FACC, Chief Medical Officer of ZEO ScientifiX. “By integrating biologic engineering, cGMP manufacturing, and data-driven clinical deployment, this strategic collaboration provides the potential to establish the foundation for a scalable system—one capable of ultimately standardizing outcomes across a national network and fundamentally advancing how we treat aging, inflammation, and cellular dysfunction.”

“This is not just a partnership, it’s the creation of an integrated ecosystem designed to define the future of longevity and regenerative health,” Sanjiv Lal, partner at Regen Therapy.

The partnership comes as demand for proactive, personalized health solutions continues to accelerate, with the global longevity market projected to exceed $93 billion by 2027. Despite this growth, many clinics remain limited by lack of access to specialized prescribers, pharmacy networks, and integrated technology. By combining Regen Therapy’s clinical network and education platform with Stealth Health’s infrastructure and Metabolic Code’s analytics engine, the partnership creates a scalable pathway for providers to expand offerings, drive new revenue, and meet evolving patient expectations.

About Regen Therapy

Regen Therapy is a clinical education and consulting platform for healthcare providers and longevity clinics. Co-founded by Dr. Arvind Chakravarthy, MD, MBA, and Sanjiv Lal, Regen Therapy provides research insights, clinical education, fractional longevity advisory services, and operational support to help medical practices implement regenerative medicine programs responsibly and at scale. With partnerships spanning organizations including Hall of Fame Health and a growing network of over 3,000 clinics, Regen Therapy is defining the future of regenerative science.

About Stealth Health

Stealth Health is a telemedicine and longevity medicine company headquartered in Texas. The company provides a white-label MSO platform for clinic partners, a licensed prescriber network, direct-to-patient telehealth services, and pharmacy fulfillment coordination—all built on a HIPAA-compliant technology stack. Stealth Health’s platform enables brick-and-mortar clinics to offer their patients specialized medications, hormone therapies, peptides, and longevity programs under the clinic’s own brand.

About ZEO ScientifiX

ZEO ScientifiX (OTCQB: ZEOX) is a clinical-stage biopharmaceutical company specializing in the development and cGMP-compliant manufacturing of advanced biologic therapeutics. The company is focused on advancing regenerative medicine through scientific innovation, rigorous research, and scalable product development, supporting next-generation therapies in longevity and human performance.

About Metabolic Code®

Metabolic Code® is a cloud-based precision health platform founded by Jim LaValle, RPh, CCN, that uses a proprietary 40,000-point Bayesian Model algorithm to deliver personalized health assessments, targeted care plans, and ongoing metabolic optimization.

Forward-Looking Statements Certain statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties. Although Regen Therapy, Zeo Scientifix, Stealth Health and Metaboloc Code all believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Actual results could vary dramatically. Regen Therapy, Zeo Scientifix, Stealth Health and Metaboloc Code have no intention and specifically disclaims any duty to update the information in this press release.

Media Contacts

Stealth Health

press@stealth.health

stealth.health

Regen Therapy

info@regentherapy.com

regentherapy.com

Metabolic Code

TeamLaVallePR@HillTop-Ent.com

TeamLaVallePR@BehrmanCesa.com

Zeo Scientifix, Inc.

ir@zeoscientifix.com

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